Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Everi Holdings Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199, 333-197860 and 333-202798) of Everi Holdings Inc. of our report dated November 12, 2014, except for Note 20, which is as of October 23, 2015, relating to Multimedia Games Holding Company, Inc.’s consolidated financial statements and financial statement schedules, which are included in this Form 8-K.

/s/ BDO USA, LLP

Austin, Texas
October 23, 2015